UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/09/2008

Delphax Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10691

Minnesota	41-1392000
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6100 West 110th Street
Bloomington, Minnesota 55438-2664
(Address of principal executive offices, including zip code)

952-939-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 9, 2008, Delphax Technologies Inc. entered into agreements amending its senior credit and security agreements with Wells Fargo Bank, National Association and Wells Fargo Financial Corporation Canada, effective June 30, 2008. The amendments establish new financial covenants effective through September 30, 2008 - minimum net income and maximum inventory days on hand. In addition, the amendments set the interest rate on the revolving loans at prime plus two and one-half percent and reduce the borrowing base of assets available to collateralize revolving loans.
The foregoing brief summary of the amendments is not intended to be complete and is qualified in its entirety by reference to the amendments attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

The following documents are filed as Exhibits to this Report.
10.1 SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT, ENTERED INTO BY AND BETWEEN DELPHAX TECHNOLOGIES INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION
10.2 SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT, ENTERED INTO BY AND BETWEEN DELPHAX TECHNOLOGIES CANADA LIMITED AND WELLS FARGO FINANCIAL CORPORATION CANADA

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delphax Technologies Inc.

Date: July 10, 2008	By:	/s/ Gregory S. Furness
Gregory S. Furness
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT, ENTERED INTO BY AND BETWEEN DELPHAX TECHNOLOGIES INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION
EX-10.2	SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT, ENTERED INTO BY AND BETWEEN DELPHAX TECHNOLOGIES CANADA LIMITED AND WELLS FARGO FINANCIAL CORPORATION CANADA